UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BPZ Resources, Inc.
(Name of Registrant as Specified In Its Charter)

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BPZ Resources, Inc.
580 Westlake Park Boulevard, Suite 525
Houston, Texas 77079

April 25, 2013

Dear BPZ Resources, Inc. Shareholder:

I am pleased to invite you to the Annual Meeting of the Shareholders of BPZ Resources, Inc.  The meeting will be held at 10:00 a.m. local time on June 7, 2013 at the Wyndham Houston West Energy Corridor – 1st floor, 14703 Park Row Boulevard, Houston, Texas 77079.

At the Annual Meeting, you and the other shareholders will vote on the following:

1.	the election of three Class III directors to serve on the Board of Directors until the 2016 Annual Meeting of Shareholders, or until their successors are duly elected and qualified;

2.	the ratification of the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2013; and

3.	any other business that may properly come before the meeting and any adjournment or postponement.

Our Board of Directors has unanimously approved the proposals and recommends that you vote in favor of proposals one and two.  Details relating to these matters are set forth in the proxy statement.  Please review the entire proxy statement carefully.  All shareholders of record, as of the close of business on April 15, 2013, will be entitled to notice of, and to vote at, the Annual Meeting of Shareholders or at any adjournment or postponement thereof.

We are providing access to our proxy materials over the Internet. We are mailing to our shareholders a Notice and Access of Internet Availability of proxy materials (“the Notice and Access”) instead of a paper copy of this proxy statement, a proxy card and our 2012 Annual Report. The Notice and Access contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials.  We believe the Notice and Access process will provide you with the information you need in a timely manner, lower the costs and reduce the environmental impact of our Annual Meeting.

We hope that you are able to join us at the Annual Meeting on June 7, 2013.  Your vote on these matters is very important. There are several ways to cast your vote: in person at the meeting, or you may vote via the Internet, or by telephone, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided.  If you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact our Corporate Secretary at (281) 556-6200.  If you plan to attend the Annual Meeting in person, please call (281) 556-6200 to RSVP and get directions to the meeting.

Thank you for your continued support.

Very truly yours,

/s/ James B. Taylor
James B. Taylor
Chairman of the Board

BPZ RESOURCES, INC.
580 Westlake Park Boulevard, Suite 525
Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Friday, June 7, 2013.

PLACE	Wyndham Houston West Energy Corridor -1st floor 14703 Park Row Boulevard Houston, Texas 77079

WEBCAST
A webcast of our Annual Meeting will be available on our website at www.bpzenergy.com starting at 10:00 a.m., Central Daylight Time on June 7, 2013. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

ITEMS OF BUSINESS	•	To elect three Class III directors of the Board of Directors, each for a term of three years.

	•	To ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2013.

	•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on April 15, 2013.

ANNUAL REPORT
Our 2012 Annual Report to Shareholders is posted with these materials as a separate booklet. This document is not a part of the proxy solicitation materials. You may also access the 2012 Annual Report through our website at www.bpzenergy.com.

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card by mail or in person at the meeting, or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2013:
The Notice of Annual Meeting, Proxy Statement and the 2012 Annual Report, are available on the website www.envisionreports.com/BPZ.

April 25, 2013	James B. Taylor
Chairman of the Board

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND THE ANNUAL MEETING	1
PROPOSAL ONE - ELECTION OF DIRECTORS	4
Composition of Board of Directors	4
Vote Required	4
Nominees for Class III Directors with Terms Expiring at the this Annual Meeting	5
Continuing Class I Directors with Terms Expiring at the 2014 Annual Meeting:	7
Continuing Class II Directors with Term Expiring at the 2015 Annual Meeting:	8
CORPORATE GOVERNANCE	9
The Board of Directors	9
Board Leadership Structure; Presiding Independent Director	9
Meetings of the Board of Directors	9
Director Independence	9
Committees of the Board of Directors	10
The Board’s Role in Risk Oversight	12
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	12
Communications with the Board of Directors	12
Non-Employee Director Compensation	12
Executive Officers Who Are Not Directors	14
Code of Ethics for Executive Officers	15
Corporate Governance Guidelines; Code of Ethical Conduct and Business Practices	16
Section 16(a) — Beneficial Ownership Reporting Compliance	16
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Compensation Committee Report	23
Summary Compensation Table	23
2012 Grants of Plan-Based Awards	24
Outstanding Equity Awards At Fiscal Year-End	25
Option Exercises and Stock Vested	26
Employment Agreements, Termination of Employment and Change in Control Arrangements	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
PROPOSAL TWO - RATIFICATION OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS	32
Vote Required	32
Principal Accountant Fees and Services	32
Audit Committee Report	32
SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS	33
OTHER MATTERS	34

BPZ RESOURCES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, JUNE 7, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND THE ANNUAL MEETING

What is the purpose of this proxy statement?

This proxy statement is solicited by and on behalf of the Board of Directors of BPZ Resources, Inc., a Texas corporation (hereinafter referred to as the “Company,” “BPZ,” “we,” “us” or “our”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 7, 2013 at the Wyndham Houston West Energy Corridor – 1st floor, 14703 Park Row Boulevard, Houston, Texas 77079, at 10:00 a.m. local time, or at any continuations thereof.  The Board of Directors is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting.  This Proxy Statement provides you with information on these matters to assist you in voting your shares.  The solicitation of proxies by the Board of Directors will be conducted primarily by mail and through the Internet.  Additionally, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication.  These officers, directors and employees will not receive any extra compensation for these services.  The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (the “Common Stock”) as of the record date.  The costs of the solicitation will be borne by the Company, which is not expected to exceed the amount normally expended for a solicitation for an election of directors in the absence of a contest.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the Company’s proxy materials to shareholders, we may furnish proxy materials to the Company’s shareholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to shareholders when the materials are available on the Internet. The Company intends to commence its distribution of the Notice of Internet Availability on or about April 25, 2013. Shareholders receiving a Notice of Internet Availability by mail will not receive a printed copy of these proxy materials, unless they request it. Instead, the Notice of Internet Availability will instruct shareholders as to how they may access and review proxy materials on the Internet. Shareholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included on the Notice of Internet Availability.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to: (i) elect three Class III directors; (ii) ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2013; and (iii) any other business that properly comes before the Annual Meeting (each a “Proposal,” and collectively, the “Proposals”).  Although the Board of Directors does not anticipate that any other issues will come before the Annual Meeting, your completed and executed proxy gives the official proxies the right to vote your shares in their discretion on any other matter properly brought before the Annual Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders of a majority of the outstanding shares of Common Stock are present at the Annual Meeting in person or by proxy.  Abstentions and broker non-votes count as present for the purposes of establishing a quorum.  If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

How many votes are needed to approve each Proposal?

To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  An affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposal Two.  Each holder of Common Stock is entitled to one vote on each matter that properly comes before the Annual Meeting for each share of Common Stock held.  Shares of Common Stock do not carry cumulative voting rights.

How will abstentions be counted?

If you abstain from voting on any Proposal, you will effectively not vote on that item of business at the Annual Meeting.  These votes are not considered to be votes cast for or against a Proposal and will have no effect on the voting of a Proposal.

What is a broker non-vote and how is it counted?

The New York Stock Exchange (NYSE) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

The broker can register your shares as present at the Annual Meeting for purposes of attendance and obtaining a quorum, but will not be able to vote on those matters for which specific authorization is required.  Similar to abstentions, broker non-votes will have no effect on the voting of the Proposals that are on the agenda to be presented at the meeting.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent public accountants is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors is a non-routine matter on which brokers are not allowed to vote unless they have received voting instructions from their customers. Due to rule changes by the NYSE, your broker will no longer be allowed to vote your shares on any of these non-routine matters without your specific instructions.

What is the record date for voting at the Annual Meeting?

The record date for purposes of determining the number of outstanding shares of Common Stock eligible to vote at the Annual Meeting, and for determining the shareholders entitled to vote at the Annual Meeting, is the close of business on April 15, 2013 (the “Record Date”).  As of the Proxy filing date, the Company had 117,806,380 shares outstanding of Common Stock.  No other series of stock is outstanding.  Holders of the shares of Common Stock have no preemptive rights. The transfer agent for the Common Stock is ComputerShare Trust Company, Inc. (“ComputerShare”).  ComputerShare’s telephone number is (303) 262-0600.  Our proxy processing services are being provided by ComputerShare Investor Services LLC.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held.  If your shares are registered directly in your name with ComputerShare, the Company’s transfer agent, you are a “shareholder of record.”  If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote?

If your shares of Common Stock are held in “street name” by a broker, bank or other nominee, you will receive information from your nominee as to how to instruct them to vote your shares of Common Stock for each of the Proposals discussed in this proxy statement.

If you are a shareholder of record and hold Common Stock in your own name, you may give instructions on how to vote your shares of Common Stock by following the instructions on the Notice of Internet Availability on how to vote over the Internet, by phone, or by mail by completing, signing, dating and returning the proxy card.

A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no instructions are given, proxies will be voted FOR Proposals One and Two.  As to any other matters that may properly come before the Annual Meeting, the persons named on the proxy card will vote thereon in accordance with their best judgment. Votes will be tabulated by ComputerShare Investor Services LLC.

How do I revoke my proxy?

You may revoke your proxy before the vote is taken at the Annual Meeting by:

•	completing, signing and submitting a new proxy with a later date;

•	attending the Annual Meeting and voting in person; or

•	filing a signed, written notice of revocation with the Corporate Secretary of the Company.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

You may obtain an additional proxy card by writing BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.  If the Common Stock you own is held on your behalf by a broker, bank or other nominee, you must contact the nominee to receive instructions as to how you can revoke your proxy.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time.  To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.  You may access or obtain a copy of these and other reports free of charge on the Company’s web site at http://www.bpzenergy.com.  Also, this Form 8-K, any amendments thereto and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

PROPOSAL ONE
ELECTION OF DIRECTORS

Composition of Board of Directors

The Company’s Board of Directors currently consists of seven directors.  The Board of Directors is divided into three classes.  The directors in each class serve a three-year term.  The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting.  Directors filled by an increase in the Board of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders.

The current composition of the Board is:

Class I Directors (term expiring at the 2014 Annual Meeting):	Stephen C. Beasley
Jerelyn Eagan

Class II Directors (term expiring at the 2015 Annual Meeting):	Dennis G. Strauch
James B. Taylor

Class III Directors (term expiring at this Annual Meeting):	Manuel Pablo Zúñiga-Pflücker
John J. Lendrum, III
Stephen R. Brand

At the Annual Meeting, three Class III directors are to be elected, each of whom will serve until the 2016 Annual Meeting and until his successor is duly elected and qualified. The Board of Directors has nominated, and the persons named on the proxy card as proxies will vote to elect, the following individuals as directors of the Board of Directors:  Manuel Pablo Zúñiga-Pflücker, John J. Lendrum, III and Stephen R. Brand as Class III directors.  If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of Directors.  Management has no reason to believe that any of the three nominees for election named in this proxy statement will be unable to serve.

The principal occupation and certain other information about the nominees, as well as the continuing directors, is set forth on the following pages.

Vote Required

The vote required to approve the proposal to elect Manuel Pablo Zúñiga-Pflücker, John J. Lendrum, III and Stephen R. Brand to serve as Class III directors is the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of our Common Stock, present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held.

Nominees for Class III Directors with Terms Expiring at the this Annual Meeting

Manuel Pablo Zúñiga-Pflücker
Age:	52
Director Since:	September 2004
Committees:	None
Position, Principal Occupation, Business Experience and Directorships:

Mr. Zúñiga-Pflücker has been President of the Company since September 2004 and in May 2005 he was also appointed Chief Executive Officer of the Company. Mr. Zúñiga-Pflücker is a petroleum engineer and fourth generation oilman who has spent the past 20 plus years in the international oil and gas business.  He began his career with Occidental Petroleum, before founding BPZ & Associates, Inc. a technical consulting company he established in 1989, which was the predecessor of BPZ Energy that was established in 2001.  He is a reservoir engineer with expertise reappraising previously drilled fields and developing stranded natural gas fields using diverse technologies.  With BPZ Resources he is developing oil and gas projects in Peru where BPZ Resources has a total of four blocks totaling 2.2 million gross (1.9 million net) acres.  He holds a Bachelor’s Degree in Mechanical Engineering from the University of Maryland, and a Master’s Degree in Petroleum Engineering from Texas A&M University. We believe Mr. Zúñiga-Pflücker brings to the Board of Directors extensive knowledge of the Company and its assets by virtue of his service as an executive officer and director of the Company since its founding, and the energy industry generally through his background and education.

John J. Lendrum, III
Age:	62
Director Since:	July 2005
Committees:	Chairman of the Audit Committee, Member of the Nominating and Corporate Governance Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Lendrum is the Chairman of the Board of Torch Energy Advisors Incorporated ("Torch"), a Houston-based company which specializes in the exploitation and development of oil and gas properties, mid-stream gas assets, and clean energy.   Previously he served as the President, Chief Operating Officer and a Director of Torch.  Mr. Lendrum is also the Vice Chairman of the Board of Directors of Resaca Exploitation, Inc., which is listed on the Alternative Investment Market of the London Stock Exchange. From 1993 to 2005, Mr. Lendrum founded and served as President of Rockport Resources Capital Corporation, which focused on providing capital to the energy industry. During this period, he was also a Principal in Star Natural Gas Company, a privately-held company with mid-stream natural gas assets. Previously, Mr. Lendrum served as Executive Vice President and Chief Financial Officer of Torch and in senior financial and business development roles with the Torch managed companies of Nuevo Energy Company, Energy Assets International and Bellwether Exploration. Mr. Lendrum began his career with the international public accounting firm of KPMG Peat Marwick, and he earned a B.B.A. in Finance and completed his graduate studies in Accounting Theory at The University of Texas at Austin. We believe Mr. Lendrum’s education and accounting background, industry, business development and management experience brings valuable skills to our Board and qualifies him to serve as Chairman of our Audit Committee as our financial expert.

Stephen R. Brand
Age:	63
Director Since:	March 2012
Committees:	Chairman of the Technical Committee, Member of the Compensation Committee
Position, Principal Occupation, Business Experience and Directorships:

Since 2011, Mr. Brand has served as Senior Executive Advisor and member of the Advisory Board of Welltec and as Senior Advisor to Clean Range Ventures.  Immediately preceding that, Mr. Brand was employed by ConocoPhillips from 1976-2011 where he served as Senior Vice President, Technology (R&D) from 2007-2011, Vice President of Exploration and Business Development from 2005-2007, President of Australasia from 1998-2005, Manager of Exploration and Production - Business Development from 1995-1998, President, Canada from 1992-1995, Manager, Exploration and Production - North America Business Development from 1989-1992, and in various geologist positions from 1976-1989.  In addition to serving on the Advisory Board of Welltec, Mr. Brand has been a member of the Board of SM Energy since 2011, a member of the Accenture Global Energy Board since 2007, and a member of the Board of Directors of Australian American Chamber of Commerce since 2006.  He also served as a member of the Board of Trustees of the University of Colorado Foundation from 2010-2011, a member of the Board of Directors of Aquatic Energy, LLC from 2010-2011, a member of the U.S. National Committee, World Petroleum Congress from 2008-2011, and a member of the Advisory Council of the Geology Foundation of the University of Texas from 2005-2011.  Mr. Brand holds a Doctorate and Masters of Science in Geology.  We believe Mr. Brand’s extensive operational experience in the oil and gas industry brings valuable expertise to our Board.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED ABOVE TO SERVE AS CLASS III DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY.

Continuing Class I Directors with Terms Expiring at the 2014 Annual Meeting:

Stephen C. Beasley
Age:	61
Director Since:	February 2010
Committees:	Chairman of the Compensation Committee, Member of the Audit Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Beasley is the founder and Chief Executive Officer of Eaton Group Inc., an executive solutions and strategic investment firm, since 2008.  He served as President of El Paso Corporation’s Eastern Pipeline Group from 2003 until 2007 and was a member of El Paso Corporation’s Corporate Executive Committee from 2005 until 2007.  In his role, Mr. Beasley was Chairman and President of Tennessee Gas Pipeline Company and ANR Pipeline Company - two of the largest transmission systems in the United States.  In addition, Mr. Beasley currently serves as an independent director for SandRidge Energy, Inc. and Space Services Holdings, Inc.  He previously served on the boards of Williams Pipeline Partners, L.P. from 2007 until 2009, Southern Union Company in 2009, and C Sixty Inc. from 2002 until 2005. We believe Mr. Beasley’s diverse management experience of over 35 years in the energy and chemical industries and his prior service as an independent director for public companies gives him valuable insight on the oil and gas industry and reporting environment in which the Company operates.

Jerelyn Eagan
Age:	58
Director Since:	March 2012
Committees:	Member of the Audit Committee, Member of the Compensation Committee
Position, Principal Occupation, Business Experience and Directorships:

Ms. Eagan was employed by Delta Hydrocarbons B.V. as Chief Financial Officer from 2006-2009.  Immediately preceding that, Ms. Eagan was Vice President, Finance for Global Gas and Power at Royal Dutch Shell in 2005, Vice President, Finance & Commercial for the Americas Region Exploration & Production group at Shell Oil Company from 1999-2004, Chief Financial Officer of Shell Oil Company from 2002-2003, Deputy Group Controller at Royal Dutch Shell from 1995-1998, Finance Manager for the Refining and Marketing Group at Shell Oil Company from 1990-1994, and in various other positions at Shell Oil Company from 1976-1989.  Ms. Eagan joined the board of directors of Marine Spill Response Corporation in January 2012, and is chair of its audit committee. Ms. Eagan is the Chief Operating Officer of the Ayn Rand Institute since August 2012.  Ms. Eagan holds a Masters of Business Administration and a Juris Doctorate, and has previously been a Certified Management Accountant and a Certified Public Accountant.  We believe Ms. Eagan’s extensive accounting and financial background in the oil and gas industry makes her a valuable part of our Board.

Continuing Class II Directors with Term Expiring at the 2015 Annual Meeting:

Dennis G. Strauch
Age:	65
Director Since:	July 2005
Committees:	Chairman of the Nominating and Corporate Governance Committee, Member of the Technical Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Strauch has served since 2001 as Managing General Partner of Delmar Holdings, LP, a private firm which manages U.S. oil and gas properties. From 1992 to 2001, Mr. Strauch held various positions, including President and CEO, with Zarara Oil and Gas Limited and its predecessors. Zarara, a publicly traded company in the U.S. and U.K., had international oil and gas operations in Africa, the Middle East, the Far East and South America. Mr. Strauch has over 42 years experience in the oil and gas industry with extensive international and domestic technical experience in the areas of acquisitions, reservoir engineering and economic evaluations. He began his career with Schlumberger and has served in senior management and technical positions with ARAMCO, Petro-Lewis, Whiting Petroleum and Geodyne Resources. Mr. Strauch holds a Master’s degree in Business Administration from the University of Denver and a degree in Geophysics from the Colorado School of Mines. Mr. Strauch is a Registered Professional Engineer in the State of Colorado. We believe Mr. Strauch brings significant experience in and knowledge of the energy industry and technical expertise to our Board.

James B. Taylor
Age:	75
Director Since:	February 2010
Committees:	Member of the Technical Committee, Member of the Nominating and Corporate Governance Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Taylor was appointed Chairman of the Board of Directors of the Company in March 2011. Mr. Taylor brings over 47 years experience in the oil and gas sector and has served as a Director for four publicly held oil and gas companies.  Mr. Taylor served as Executive Vice President of Occidental Oil and Gas from 1994 until 1996, where he was responsible for worldwide exploration and producing operations.  Also while at Occidental, he was responsible for the development of the giant Caño Limon discovery in the Colombian Llanos, including construction of a major trans-Andean pipeline and marine export terminal.  He managed Canadian Occidental’s worldwide activities as Chief Operating Officer from 1990 until 1993, including the discovery and development of the one-billion barrel Masila field in Yemen and construction of a pipeline and marine export terminal.    From 1968 to 1996, Mr. Taylor served in various positions for Occidental Petroleum and was Executive Vice President of Worldwide Exploration and Development at the time of his retirement from Occidental Petroleum in December 1996.  For the past decade, he served on the Board of Willbros Group, Inc., a worldwide engineering and pipeline construction company. We believe Mr. Taylor’s extensive technical experience in the oil and gas sector and his prior service as a director for publicly held oil and gas companies gives him a valuable perspective on the oil and gas industry and reporting environment in which the Company operates.

CORPORATE GOVERNANCE

The Board of Directors

The Company’s business properties and affairs are managed under the direction of the Board of Directors.  Members of the Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Legal, Administrative and Commercial Officer, by reviewing materials provided to them, by visiting our offices and properties and by participating in meetings of the Board and its Committees.  The Company’s certificate of formation and bylaws provide for a classified Board of Directors consisting of three classes, each serving staggered three-year terms.  As a result, shareholders elect a class consisting of a portion of the Board of Directors each year.  At each Annual Meeting of Shareholders, the successors to the class of directors whose terms then expire will be elected to serve from the time of election until the third Annual Meeting following election.

The Company’s bylaws initially fixed the size of the Board at six.  The Company’s bylaws provide that the authorized number of directors to constitute the entire board of directors may be changed by resolution duly adopted by at least a majority of the Board of Directors serving at the time of the vote.  Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.  Vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum.

The Board expanded the size of the Board in March 2012 in connection with the appointment of Jerelyn Eagan and Stephen R. Brand to the Board of Directors.  Effective June 27, 2012, Gordon Gray resigned from his position as a member of the Board of Directors for personal reasons and not as a result of any disagreements with the Company.  Currently, the Company’s Board of Directors is composed of the following seven directors:  James B. Taylor (Chairman), Manuel Pablo Zúñiga-Pflücker, Stephen C. Beasley, Stephen R. Brand, Jerelyn Eagan, John J. Lendrum, III, and Dennis G. Strauch.

Board Leadership Structure; Presiding Independent Director

The Board has no formal policy on whether the role of the Chairman of the Board and Chief Executive Officer should be held by separate persons.  We believe it is important to maintain the flexibility to have either a combined or a separated chair and CEO structure as circumstances dictate.  The Board believes our current leadership structure, with Mr. Taylor serving as Chairman of the Board and Mr. Zúñiga-Pflücker serving as Chief Executive Officer and President, is the appropriate structure for us at this time.  From the time that we became a publicly traded company in September 2004, the roles of the Chairman of the Board and Chief Executive Officer have been held by separate individuals.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing guidance to and oversight of management.

Our independent directors have selected Mr. Lendrum to serve as the Board’s presiding independent director.  The presiding independent director chairs all meetings of the non-employee and independent directors of the Board, including the executive sessions, serves as a liaison between the Chairman and the independent directors, consults with the Chairman on agendas for Board meetings and other matters pertinent to the Company and the Board, approves meeting agendas, schedules and has the authority to call meetings of the independent directors and to communicate with majority shareholders.  Interested parties who would like to contact Mr. Lendrum, or the non-employee or independent directors, on a confidential basis may do so by mailing a written communication to Presiding Independent Director, BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079.

Meetings of the Board of Directors

During 2012, the Board of Directors held eleven regular meetings and three special meetings.  All of the incumbent directors attended at least seventy-five percent of the regular Board meetings held during 2012.  All of the incumbent directors attended at least seventy-five percent of the committee meetings for which each respective member served during 2012.

Director Independence

We are subject to the NYSE standards in determining whether a director is independent.  The Board of Directors considers Messrs. Beasley, Brand, Lendrum, Taylor and Strauch and Ms. Eagan “independent” under the standards of the NYSE.

Committees of the Board of Directors

Our Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Technical Committee.

Audit Committee

Messrs. Lendrum and Beasley, and Ms. Eagan serve on our Audit Committee, all of whom are “independent” under both the standards of the NYSE and the SEC rules and regulations pertaining to listed company audit committees.  The Board considers Mr. Lendrum, Chairman of the Audit Committee, an “audit committee financial expert,” as defined under the rules of the SEC.  The Audit Committee recommends to the Board of Directors the independent registered public accounting firm to audit our financial statements and oversees the annual audit. The Audit Committee also approves any other services provided by public accounting firms.  The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function.  The Audit Committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and the Board of Directors have established.  In doing so, it will be the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee and our independent registered public accounting firm, the internal audit function and management of the Company.  Additionally, the Audit Committee provides oversight to the process of determining our estimated reserves and may utilize independently engaged experts as necessary.  A copy of the Audit Committee’s Charter is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder upon request.

The Audit Committee met five times during 2012.  See “Audit Committee Report” in this proxy statement.

Compensation Committee

Messrs. Beasley and Brand, and Ms. Eagan serve on our Compensation Committee.  Mr. Brand and Ms. Eagan were appointed to the Compensation Committee in May 2012 and Mr. Strauch rotated off of the committee.  The Chairman of the Compensation Committee is Mr. Beasley.  All members of the Compensation Committee are “independent” under the standards of the NYSE for purposes of serving on our Compensation Committee.  Additionally, each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).  The Compensation Committee met nine times during 2012.

The purpose of the Compensation Committee is to carry out the Board of Directors’ overall responsibility relating to the compensation of the Company’s executive officers.  The Compensation Committee reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers our 2007 Long-Term Incentive Compensation Plan, as amended (the “2007 LTIP”), Director Compensation Incentive Plan (the “DCIP”) and Employee Stock Purchase Plan (“ESPP”).  The goal of the Compensation Committee’s policies on executive compensation is to ensure that an appropriate relationship exists between executive compensation and the creation of shareholder value, while at the same time attracting, motivating and retaining executives.  In furtherance of this purpose, the Compensation Committee has the following duties and responsibilities with respect to executive compensation:

•	Annually review and approve the Company’s corporate goals and objectives relevant to the compensation of the Chief Executive Officer, and the Company’s other executive officers;

•	Evaluate the performance of the Company’s executive officers in light of such goals and objectives;

•	Determine and approve the executive officers’ annual salary and other cash and equity compensation based on this evaluation;

•	Set the salary and equity compensation for our Chief Executive Officer;

•
Determine and approve the long-term incentive component of the Chief Executive Officer’s compensation based on the Company’s performance and the relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to our Chief Executive Officer in the past years, and other criteria established by the Compensation Committee; and

•	Assessment and determination of peer group companies for purpose of determining director and executive compensation.

See “Executive Compensation — Compensation Discussion and Analysis” and “Compensation Committee Report” in this proxy statement.

The Compensation Committee has the power to delegate some or all of its power and authority in administering the 2007 LTIP and DCIP to the Chief Executive Officer, other senior members of management, or committee or subcommittee, as the Compensation Committee deems appropriate.  However, the Compensation Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities and Exchange Act of 1934.

The Compensation Committee is also authorized to and has used outside compensation consultants to assist it in making compensation recommendations and decisions.

A copy of the Compensation Committee’s Charter is posted on our website at www.bpzenergy.com and is available in print to any shareholder upon request.

Nominating and Corporate Governance Committee

Messrs. Strauch, Lendrum and Taylor serve on the Nominating and Corporate Governance Committee of our Board of Directors.  The Chairman of the Nominating and Corporate Governance Committee is Mr. Strauch.  The Nominating and Corporate Governance Committee met formally two times during 2012.  The Nominating and Corporate Governance Committee assists our Board of Directors by identifying and reviewing qualified individuals, including candidates recommended by shareholders, to become members of our Board of Directors, consistent with any criteria the Nominating and Corporate Governance Committee may approve, recommending director nominees for election at the Annual Meeting of Shareholders or for appointment to fill vacancies, and advising our Board of Directors about the appropriate composition of our Board of Directors and its Committees.  The Nominating and Corporate Governance Committee does not currently have a formal policy with regard to the consideration of any director candidates recommended by shareholders because the committee believes it can adequately evaluate any such recommendation on a case-by-case basis.

Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate skills and characteristics required for Board members in the context of the current composition of the Board.  This assessment includes consideration of the following criteria, among others: independent business or professional experience, integrity and judgment, records of public service, diversity, age, skills, occupation and understanding of financial statements and financial reporting systems, all in the context of an assessment of the perceived needs of the Board at the time.  Although the Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, the Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business.

The Nominating and Corporate Governance Committee also develops and recommends to our Board of Directors corporate governance principles and practices and assists in implementing them.  The Nominating and Corporate Governance Committee conducts regular reviews of our corporate governance principles and practices and recommends to our Board of Directors any additions, amendments or other changes.  Under the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee establishes and administers a periodic assessment procedure relating to the performance of both the Board of Directors as a whole and its committees.  A copy of the Nominating and Corporate Governance Committee’s Charter is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder upon request.

Technical Committee

Messrs. Brand, Taylor and Strauch serve on the Technical Committee of our Board of Directors.  The Chairman of the Technical Committee is Mr. Brand.  The Technical Committee met formally four times during 2012. Our Technical Committee assists our Board of Directors by oversight and review of the Company’s operations and oil and gas reserve certification.  Specific responsibilities include the following: review of the integrity of our oil and gas reserves; review of the qualifications, independence and performance of our independent reserve engineers; review of our procedures for providing information to the independent reserve engineers; authority to evaluate and select the independent reserve engineers; review of operations and performance targets, management of significant engineering and procurement projects, and policies and procedures regarding safety in operations.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the management of the business and affairs of the Company, but delegates day-to-day management of the Company to the Chief Executive Officer and our executive management team.  The Board of Directors is generally responsible for risk oversight, with the assistance of our Board Committees with respect to certain areas of risk, and relying upon management to generally manage the material risks we face.  Members of our executive and senior management team frequently make presentations to the full Board of Directors on activities that may subject the Company to significant or strategic operational and financial risks and the plans management has to control such risks. As part of its responsibilities, the Audit Committee is responsible for reviewing and discussing with management (including our Chief Legal, Administrative & Commercial Officer) our guidelines and policies to govern the process by which risk assessment and risk management is undertaken, including our major financial reporting risk exposures and the steps management has taken to monitor and control such exposures.  Our Compensation Committee is responsible for overseeing the Company’s assessment of whether its compensation policies and practices are likely to expose the Company to material risks, and in consultation with management, is responsible for overseeing the Company’s compliance with regulations governing executive compensation.  The Nominating and Corporate Governance Committee reviews the effectiveness of the Board’s leadership structure and corporate governance matters.  In July 2010, the Board of Directors established the Technical Committee to provide review and oversight of our determination and certification of oil and gas reserves, as well as to assist management in assessing operational risk.  In providing review and oversight, the Committee may review the propriety of our methodology and procedures for determining the oil and gas reserves as well as the reserves estimates resulting from such methodology and procedures.  The Technical Committee may also review the qualifications, independence and performance of our independent reserve engineers.  We also rely on various executive and other management personnel to understand, assess, mitigate and generally manage material risks that we face in various areas including capital expenditure plans, liquidity and health, safety and environment.  Each of our Committees, as well as executive and senior management, reports regularly on these matters to the full Board of Directors.

Compensation Risk Assessment

We do not believe that our current employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.  Our current employee compensation consists of base salary, a discretionary cash bonus based upon individual and company performance, equity awards under our 2007 LTIP; health benefits; limited perquisites; participation in our Employee Stock Purchase Plan; and participation in our 401(k) plan.  We believe our compensation program, that allocates compensation among base salary and short and long-term compensation target opportunities, does not encourage our executives or non-executive employees to take excessive risks.  Restricted stock awards typically vest over a period of two years, and stock option awards typically vest over a period of three years.  We believe the time-based vesting over a multi-year period for our long-term incentive awards helps ensure that both employees and executives take actions and make decisions which contribute to long-term sustainable performance, and aligns their interests with those of our shareholders for the long-term performance of our company.  Compensation of our executives is described below under “Executive Compensation - Compensation Disclosure and Analysis.”

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Strauch, Beasley and Brand and Ms. Eagan served on the Compensation Committee of our Board during 2012, all of whom are “independent” under the standards of the NYSE.  None of the members of the Compensation Committee was at any time during the last fiscal year an officer or employee of the Company.  None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Shareholders who would like to contact the Board of Directors or specified individual directors on a confidential basis may do so by sending a written communication to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.

The Company currently has no formal policy with respect to the attendance of members of the Board of Directors at the Annual Meetings of Shareholders.  However, all of the Directors attended the Company’s Annual Meeting of Shareholders in 2012.

Non-Employee Director Compensation

The Board of Directors determines the allowances for service as a director and the fees for attendance at meetings of the Board or any Committee appointed by the Board.  The Compensation Committee generally reviews and monitors compensation for directors and makes a recommendation to the Board regarding the form and amount of Directors’ compensation.  Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the Board.

In setting director compensation in 2012, the Board considered the Compensation Committee’s recommendations, which took into consideration the special characteristics of the Company in comparison to its peer group and in light of market data as reported by Meridian Compensation Partners, LLC in March 2012.  These factors included the Company’s position in the exploration stage of its license contracts operating in Peru and the need to provide a balanced compensation package to secure the necessary expertise required for the Board of Directors of such a company.

2012 Board Retainer and Meeting Fees.  The following is a schedule of annual retainers for non-employee directors that were in effect for 2012:

Type of Fee	Amount	Period Covered

Board Retainer	$36,000	Annual
Additional Retainer to Chairman of the Board	15,000	Annual
Additional Retainer to Chairman of Audit Committee	6,500	Annual
Additional Retainer to Chairman of Compensation Committee	4,250	Annual
Additional Retainer to Chairman of Nominating and Corporate Governance Committee	2,750	Annual
Additional Retainer to Chairman of Technical Committee	5,000	Annual

Directors Compensation Incentive Plan

Non-employee Directors of the Board are also eligible to receive options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and cash-based awards under the DCIP. The aggregate number of shares of Common Stock authorized for grant under the DCIP is 2.5 million. The Company normally issues new shares of its Common Stock in satisfaction of these awards. As of December 31, 2012, approximately 0.7 million shares remain available for future grants under the DCIP.

2012 Non-Employee Director Compensation

In April 2012, the Board approved a grant of options to purchase 17,480 shares of Common Stock, vesting in equal annual installments over two years from the date of grant, to Messrs. Beasley, Gray, Lendrum and Strauch.  In addition, the Board approved a grant of options to purchase 26,220 shares of Common Stock, vesting in equal annual installments over two years from the date of grant to Mr. Taylor – 17,480 options as compensation for being a regular board member and 8,740 of additional options for his appointment as the Chairman of the Board of Directors.  The grant date fair value per option computed using the Black-Scholes option-pricing model was $2.50 for these option awards.  The Board also approved a grant of restricted Common Stock to each of the independent directors, 16,125 shares to Mr. Taylor, 10,750 shares to each of the following; Mr. Beasley, Mr. Gray, Mr. Lendrum, Mr. Strauch. These grants vest on the second anniversary from the effective date of grant, April 1, 2012 (actual date of grant, April 4, 2012).

In connection with the appointment of Ms. Eagan and Mr. Brand to the Board of Directors, the Board approved a grant, on April 4, 2012, to Ms. Eagan and Mr. Brand of restricted Common Stock of 25,000 shares each.  These grants vest on the second anniversary from the effective date of grant, April 1, 2012 (actual date of grant April 4, 2012).

The following table sets forth the compensation of the Company’s non-employee directors during fiscal year 2012:

	Fees Earned	Stock	Option
	Or Paid in	Awards($)	Awards($)	All Other
Name	Cash($)	(1) (2) (4)	(1) (3) (4)	Compensation($)	Total($)

Stephen C. Beasley	36,400	43,000	43,700	—	123,100

Gordon Gray	16,600	43,000	43,700	—	103,300

John J. Lendrum, III	39,700	43,000	43,700	—	126,400

Dennis G. Strauch	35,600	43,000	43,700	—	122,300

Stephen R. Brand	28,300	100,000	—	—	128,300

Jerelyn Eagan	27,000	100,000	—	—	127,000

James B. Taylor	54,000	64,500	65,600	—	184,100

(1)
The amounts reflect the aggregate grant date fair value of the awards made to non-employee directors in 2012 calculated in accordance with FASB ASC Topic 718.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

(2)
As of December 31, 2012, each non-employee director had the following aggregate number of unvested shares of restricted stock accumulated for all years of service:  Stephen C. Beasley — 10,750 shares unvested, John J. Lendrum, III — 10,750 shares unvested, Dennis G. Strauch — 10,750 shares unvested, Stephen R. Brand — 25,000 shares unvested, Jerelyn Eagan — 25,000 shares unvested and James B. Taylor — 16,125 shares unvested.

(3)
The grant date fair value per option computed using the Black-Scholes option-pricing model was $2.50 for option awards granted to non-employee directors in fiscal year 2012.  As of December 31, 2012, each of the following non-employee directors had the following aggregate number of outstanding unexercised stock options accumulated for all years of service:  Stephen C. Beasley – 92,480 shares, John J. Lendrum, III – 592,480 shares, Dennis G. Strauch – 304,480 shares and James B. Taylor – 126,220 shares.

(4)	Effective June 27, 2012, Gordon Gray resigned from his position as a member of the Board and his 2012 Stock Awards and Option Awards were forfeited.

2013 Non-Employee Director Compensation

In March 2013, the Board adjusted the non-employee directors’ compensation to be as follows:

Type of Fee	Amount	Period Covered

Board Retainer	$50,000	Annual
Additional Retainer to Chairman of the Board	25,000	Annual
Additional Retainer to Chairman of Audit Committee	10,000	Annual
Additional Retainer to Chairman of Compensation Committee	6,500	Annual
Additional Retainer to Chairman of Nominating and Corporate Governance Committee	4,500	Annual
Additional Retainer to Chairman of Technical Committee	8,000	Annual
Additional Retainer to Audit Committee Member	5,000	Annual
Additional Retainer to Compensation Committee Member	3,250	Annual
Additional Retainer to Nominating and Corporate Governance Committee Member	2,250	Annual
Additional Retainer to Technical Committee Member	4,000	Annual

The Board also approved a grant of restricted Common Stock to the independent directors of 55,148 shares to Mr. Taylor and 36,765 shares to each of the following: Mr. Beasley, Mr. Brand, Mr. Lendrum III, Mr. Strauch and Ms. Eagan. These grants vest on the second anniversary from the effective date of grant, March 1, 2013.

Executive Officers Who Are Not Directors

Set forth below are brief descriptions of the recent employment and business experience of the executive officers who are not directors of the Company.

Richard Spies
Age:	59
Position, Principal Occupation, Business Experience and Directorships:
Mr. Spies was appointed Chief Operating Officer of the Company in July 2010.  Mr. Spies was President of BP Russia from 2005 until he retired from BP in 2009.  From 1997 until 2005, he served as Chief Executive Officer of Pan American Energy, an Amoco (and subsequently BP) joint venture, which held business interests in upstream oil and gas, as well as power generation in Argentina and Bolivia. From 1995 to 1997, he was Vice President and Business Unit Leader for Amoco’s Midcontinent E&P business in Denver.  From 1992 to 1995, he was President of Amoco Argentina.  From 1990 to 1992, he was Vice President of Amoco Argentina.  From 1975 to 1990, Mr. Spies held various technical, supervisory, and managerial positions including work in the Gulf of Mexico. Mr. Spies currently serves as a non-executive director of Pan American Energy, a private equity E&P company based in Buenos Aires, Argentina.

Richard S. Menniti
Age:	54
Position, Principal Occupation, Business Experience and Directorships:
Mr. Menniti was appointed Chief Financial Officer on August 16, 2011, having served as interim Chief Financial Officer since July 1, 2011.  Mr. Menniti joined the Company in September of 2010 as Director of Corporate Finance.  Prior to joining the Company, Mr. Menniti served as Treasurer for Shell Oil Company from December 1, 2005 to June 30, 2010.  Immediately preceding that, Mr. Menniti was employed by Shell North America Gas and Power Services, as Chief Financial Officer of Oak Power Services LLC, and Vice President and Corporate Controller of InterGen Services from October 1, 2003 to November 30th, 2005.  From 1980 through 2003, Mr. Menniti progressed through a number of managerial assignments with the Royal Dutch Shell companies including Upstream, Corporate and Downstream finance, planning and business roles in the U.S. and abroad. Mr. Menniti holds a Bachelor of Science degree in Business Administration from Bloomsburg University and a Master of Business Administration from Loyola University of New Orleans. and is a Certified Public Accountant, a Certified Management Accountant, and a Certified Treasury Professional.

J. Durkin Ledgard
Age:	53
Position, Principal Occupation, Business Experience and Directorships:
Mr. Ledgard was appointed Chief Legal, Administrative & Commercial Officer in February 2011.  Mr. Ledgard previously served as General Counsel since joining the Company in October 2007.  Prior to joining the Company, Mr. Ledgard was a Partner of the law firm Eastham, Watson, Dale & Forney, LLP, where he specialized in Admiralty and Maritime law. Prior to joining the law firm in June 2001, he was an Assistant Counsel in the Office of the General Counsel for the Department of the Navy. Mr. Ledgard has over 25 years of experience in the marine industry and holds an Unlimited Tonnage Master’s License issued by the U.S. Coast Guard.  He earned his B.S. in Marine Transportation from Texas A&M University in 1982 and his J.D. from Georgetown University Law Center in 1992.  Mr. Ledgard also serves as Corporate Secretary for the Company.

Code of Ethics for Executive Officers

The Company has adopted a code of ethics for its executive officers (the “Code of Ethics”) that relates to standards that are reasonably designed to deter misconduct and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

(3)	Compliance with applicable governmental laws, rules and regulations;

(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)	Accountability for adherence to the code.

The Company’s Code of Ethics for executive officers is available on the Company’s website at www.bpzenergy.com.

Corporate Governance Guidelines; Code of Ethical Conduct and Business Practices

A complete copy of the Company’s Corporate Governance Guidelines, which the Board reviews at least annually, is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder who requests it. The Board of Directors has adopted a Code of Ethical Conduct and Business Practices that applies to all employees, officers and directors. A complete copy of the Code of Ethical Conduct and Business Practices is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder who requests it.

Section 16(a) — Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers and directors, as well as persons who own more than ten percent of a registered class of the Company’s equity securities to file initial reports of beneficial ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC.  Such executive officers, directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of reports furnished to the Company, all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act for the year ended December 31, 2012 were filed on a timely basis other than the following: Jerelyn Eagan filed a Form 3 late, and James Taylor filed one Form 4 for one transaction late.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and program, the compensation decisions our Compensation Committee has made under that program and the factors considered in making those decisions. It focuses on the compensation of our named executive officers for 2012, who were:

Name	Title
Manuel Pablo Zúñiga-Pflücker	Chief Executive Officer, President and Director
Richard Spies	Chief Operating Officer
Richard S. Menniti	Chief Financial Officer
J. Durkin Ledgard	Chief Legal, Administrative & Commercial Officer

Compensation Objectives

The primary objectives of our executive compensation program are to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with the long-term interests of the Company and its shareholders.  The Compensation Committee separately reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers the 2007 LTIP.  Decisions on salary adjustments and compensation awards for executive officers have been made by the entire Board of Directors based upon the recommendations of the Compensation Committee.

Role of Executive Officers in Compensation Decisions

Board meetings involving consideration of compensation adjustments and awards for executive officers typically have included, for all or a portion of each meeting, not only the Board members but also our Chief Executive Officer.  For compensation decisions relating to executive officers other than our Chief Executive Officer, the Compensation Committee reviewed its recommended compensation adjustments for 2012 with the Chief Executive Officer before presenting them to the Board and made adjustments as it deemed appropriate based upon this review.  The Board of Directors then considered the recommendations from the Compensation Committee and approved the 2012 salary adjustments for executive officers as presented. The role of executive officers in the 2013 compensation process was similar when the Compensation Committee made a determination with regard to 2013 base salary adjustments and bonus and equity compensation for 2012 performance in February of 2013.

Role of the Compensation Consultants

The Compensation Committee continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultants to review both executive and outside director compensation in 2012 and 2013.  Meridian conducted a review of peer companies in the first quarter of 2012 and competitive market study of executive and outside director compensation.    The results were presented to the Compensation Committee in a report on outside directors and a report on executive officers.  Meridian provided the Compensation Committee with data in the reports showing the total compensation package that the executive officers would receive, by element (base salary, annual incentive plan amounts, total cash compensation and long-term incentives), at each of a variety of different potential pay levels and relative to similarly situated employees at companies within our compensation peer group and in light of relevant market data.

The compensation peer group Meridian used as sources of data in determining our 2012 executive compensation, consisted of the following companies:

Abraxas Petroleum Corporation	Contango Oil & Gas Co.
Approach Resources Inc.	Crimson Exploration Inc.
ATP Oil & Gas Corp	Endeavour International Corp
Bill Barret Corp	Gastar Exploration Ltd
Gulfport Energy Corp	Carrizo Oil & Gas, Inc.
Harvest Natural Resources	Clayton Williams Energy Inc.
Rosetta Resources, Inc.

The sources of data in the study were the peer companies’ public disclosures (proxy statements and Form 4 filings).

The Compensation Committee considered the data from the 2012 Meridian report in making its executive compensation decisions for 2012, as discussed further below.  The Compensation Committee determined 2012 compensation for the named executive officers in March 2012.

Elements of Compensation

The Company’s executive compensation program consists of the following components: base salary, cash bonus, long-term incentives pursuant to the 2007 LTIP, and limited perquisites.  Each component of the compensation program serves a particular purpose.  Base salary is designed to reward current and past performance, and may be adjusted from time to time to realign salaries with market levels.  Cash bonuses may also be granted to reward individual contributions and superior job performance.  Grants of long-term incentives are designed to reward performance and to tie a portion of each executive’s compensation to long-term future performance and encourage retention.  In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Company.

2012 Executive Officer Compensation

Our Board and Compensation Committee review total compensation and its various components.  In setting the mix of the various components of compensation, the Compensation Committee took into consideration the fact that the Company is an emerging exploration and development stage company, the Company’s prior year performance and strategy, the position of total compensation and each element of compensation relative to peer group benchmark levels in the 2012 Meridian report, oil and gas prices, the Company’s stock price, and the liquidity of the Company. In 2012, the Compensation Committee recommended upward adjustments to the cash components of compensation for each of the named executive officers to bring total cash compensation to more competitive market levels with the total cash compensation of similar positions within the compensation peer group, i.e., at or slightly above the 25th percentile but still below the 50th percentile of the peer company data, thus allowing room to gradually increase compensation, as appropriate, to bring compensation levels to more competitive levels, reward valuable service and for retention purposes.  As part of this adjustment, the Compensation Committee determined to award annual cash bonuses to our executive officers after taking into consideration Company performance factors and individual performance.  Additionally, in order to attract and retain highly qualified and experienced executive officers, the Compensation Committee allocated an equity-based component of compensation designed to bring total compensation within the range of or slightly above the 25th percentile for each executive officer position.  Awards of equity-based compensation are a combination of restricted stock awards that vest in full on the second anniversary of the date of grant and stock option awards that vest in three equal annual installments beginning on the first anniversary of the grant.

The Compensation Committee made determinations with regard to 2012 base salary adjustments, bonus compensation for 2011 performance and equity award grants for executive officers in March 2012 using the 2012 Meridian study and the criteria developed to reflect the 2011 business plan.

Base Salary.  Based on the information provided in the 2012 Meridian report, in March 2012 the Compensation Committee recommended and the Board of Directors approved increases to the named executive officers’ base salaries in order to be at or slightly above the 25th percentile of the compensation peer group.  In determining the recommendations for the appropriate level of ultimate compensation for each executive officer within the targeted base salary range, the Compensation Committee also considered the executive’s position and current compensation (both individually and relative to other executive officers in the Company), the executive’s performance and contributions as they relate to the Company’s goals, objectives and strategic business plan, as well as the compensation data for similar companies from the 2012 Meridian report.

Based on these factors, the Company’s named executive officers, received the following salary increases effective April 1, 2012:  Mr. Zúñiga-Pflücker — from $396,000 to $450,000 (at the 25th percentile of peer group base salary); Mr. Spies — from $260,000 to $375,000 (4% above the 25th percentile of peer group base salary);  Mr. Menniti — from $240,000 to $275,000 (7% above the 25th percentile of peer group base salary); and Mr. Ledgard — from $240,000 to $270,000 (8% above the 25th percentile of peer group base salary).

Cash Bonus.  The Compensation Committee’s performance analysis for bonus awards paid in 2012 based on 2011 performance was comprised of a corporate performance element (80%) and an individual performance element (20%).  The Compensation Committee and the Board, however, did not use the same Company performance factors used to determine bonus compensation in 2011 for the prior year (safety, production volumes, reserve growth, finding and development costs per barrel, operating costs per barrel, and the Company’s stock price).  This is because the Board substantially changed the Company’s strategy to suspend the Company’s drilling campaign until the seismic permit for Block Z-1 off the coast of northwest Peru was obtained and substantially focus on obtaining a joint venture partner for Block Z-1.  The Company performance criteria used in 2011 for determining bonuses thus became inadequate for measuring the contributions of executive officers for 2011 performance.  Accordingly, the Compensation Committee and the Board looked at other areas where the executive officers were successful in bringing value to the Company that were not included in the original factors.  The Board awarded discretionary bonus based on these other contributions to the Company.  The specific contributions recognized included: the placement of $115 million in secured debt financing, timely execution of the CX-15 platform construction project, effective handling and implementing the 3-D seismic shoot of the Block Z-1 at the end of the year, and continued improvement in safety management.

Based on the Compensation Committee’s evaluation and subject to fulfillment of certain conditions established by the Compensation Committee, the Company’s executive officers received the following bonuses in 2012 for 2011 performance: Mr. Zúñiga-Pflücker — $316,800 (6.5% above the 25th percentile of peer group total cash compensation); Mr. Spies — $125,000 (14%  above the 25th percentile of peer group total cash compensation);  Mr. Menniti — $150,150 (8% above the 25th percentile of peer group total cash compensation); and Mr. Ledgard — $163,500 (4.5% above the 25th percentile of peer group total cash compensation).

Long-Term Incentive Compensation.  Our executive officers are eligible to receive awards under the Company’s 2007 LTIP.  The 2007 LTIP permits the Board of Directors to award eligible employees and consultants with incentive-based and non-incentive-based compensation, including incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares.  Awards to executive officers under the Company’s long-term incentive plans have generally consisted of restricted stock grants, incentive options or a combination thereof.  Under the 2007 LTIP, the maximum number of shares of stock of the Company that may be subject to incentives, including without limitation incentive options, is 8.0 million shares, and such shares are reserved at all times until issued.  As of December 31, 2012, there were approximately 2.2 million shares available to be granted to the Company’s executive officers, employees, consultants and the employees of certain of the Company’s affiliates under the 2007 LTIP.

In determining the recommendation for the long-term incentive component of our executive officers’ compensation for 2012, the Compensation Committee reviewed the equity compensation of each executive officer in comparison to the compensation peer group and market data provided by the compensation consultants.  The Compensation Committee then took into consideration the Company’s current position as an emerging exploration and development stage company operating in Peru, which entails higher business risks typically associated with emerging companies and exploration and development stage companies (such as uncertain production results and related revenues) as compared to the more seasoned revenue generating companies comprising the compensation peer group.  The Compensation Committee therefore adjusted equity compensation upward from the compensation peer group and market data so that executive officer total compensation might, through successful performance by the Company and its stock, reflect the relative risks affecting the Company and the executive officers.  Equity awards were based on the value of the equity grants on the day of the grant.  The equity compensation targeted a minimum of two years commitment to the Company by including the restrictive cliff vesting of two years after issuance for restricted stock awards.  The equity compensation also included options which have a three year annual vesting term to motivate the executive officers to align management’s goals with growing shareholder value.

All equity awards were based upon the Compensation Committee’s evaluation of executive officers and executive officers’ contribution to executing the Company’s goals.  In addition, the Compensation Committee considered the individual’s total compensation against the compensation of similarly situated individuals in the Company’s Compensation Peer Group of companies.

As a result, long-term equity incentives in a combination of restricted stock and stock options were awarded to the named executive officers in 2012 as follows:

		Securities Underlying		Shares
Name	Date	Options (#)		Restricted Stock (#)
Manuel Pablo Zúñiga-Pflücker	April 2012	128,049	(1)	78,750	(2)

Richard Spies	April 2012	126,715	(1)	77,930	(2)
	October 2012			100,000	(3)

Richard S. Menniti	April 2012	83,143	(1)	51,133	(2)
	October 2012			100,000	(3)

J. Durkin Ledgard	April 2012	77,096	(1)	47,414	(2)
	October 2012			100,000	(3)

(1)  The options were granted at an exercise price equal to the closing trading price of the Company’s Common Stock on the date of approval of the grants, April 4, 2012, by the Compensation Committee, $2.50 per share. Each of the option awards granted has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the effective date of grant, April 1, 2012.

(2)  The restricted stock awards granted by the Company to its executive officers vest 100% on the second anniversary of the effective date of grant, April 1, 2012, and were valued using the closing trading price of the Company’s Common Stock on the date of approval of the grants, April 4, 2012, by the Compensation Committee, $4.00 per share.

(3)  The restricted stock awards granted by the Company to its executive officers vest 100% on October 12, 2015, and were valued using the closing trading price of the Company’s Common Stock on the date of approval of the grants, October 12, 2012, by the Compensation Committee, $2.80 per share.

Perquisites.  We generally limit the perquisites we make available to our executive officers.  Perquisites to executive officers consist only of club membership fees, which are related to business purposes.

Other Compensation.  Executive officers are eligible to participate in all of our employee benefit plans, such as a medical, dental and life insurance plan with 80% of the premium paid by the Company, the Employee Stock Purchase Plan, and a 401(k) plan with Company matching contributions up to 5% of the employee’s salary, in each case on the same basis as other Company employees.

2013 Executive Compensation Decisions

The Compensation Committee made determinations with regard to 2013 base salary adjustments, bonus compensation for 2012 performance and equity award grants for executive officers in February 2013 using an updated study from Meridian to align executive compensation with industry peers, and the criteria developed to reflect the 2012 business plan and support a culture of pay and performance.  The review included industry and peer data as references, with necessary modifications to better reflect specific roles, individual performance of the executives, and the Company’s overall 2012 performance.  The Compensation Committee took into account the following items of corporate performance in determining bonus amounts: health, safety and environment, operating cash flow, annual average daily oil production, successful start-up of the new CX-15 platform, successful farm-out of Block Z-1 and other key objectives.  The Board awarded discretionary bonus based on these company performance factors and individual contributions to the Company.

Base Salary.  Based on these factors, the Company’s named executive officers, received the following salary increases effective March 1, 2013:  Mr. Zúñiga-Pflücker — from $450,000 to $480,000; Mr. Spies — from $375,000 to $385,000; Mr. Menniti — from $275,000 to $300,000; and Mr. Ledgard — from $270,000 to $300,000.

Cash Bonus.  Based on the Compensation Committee’s evaluation and subject to fulfillment of certain conditions established by the Compensation Committee, the Company’s executive officers received the following bonuses in 2013 for 2012 performance: Mr. Zúñiga-Pflücker — $317,000; Mr. Spies — $240,000;  Mr. Menniti — $165,000; and Mr. Ledgard — $162,000.  These bonus awards resulted in total cash compensation of the executive officers in the range of just below the 50th percentile of peer group total cash compensation to in between the 25th percentile and 50th percentile of peer group total cash compensation.

Long-Term Incentive Compensation.   The Compensation Committee assigned a dollar value to the long-term incentive awards and determined the number of restricted shares and stock options based on the closing price and the Black-Scholes option pricing model on the date of approval of the grant, respectively.  Long-term equity incentives in a combination of restricted stock and stock options were awarded to the executive officers in 2013 as follows:

		Securities Underlying		Shares
Name	Date	Options (#)		Restricted Stock (#)
Manuel Pablo Zúñiga-Pflücker	March 2013	272,912	(1)	163,235	(2)

Richard Spies	March 2013	207,066	(1)	123,851	(2)

Richard S. Menniti	March 2013	161,350	(1)	96,507	(2)

J. Durkin Ledgard	March 2013	161,350	(1)	96,507	(2)

(1)  The options were granted at an exercise price equal to the closing trading price of the Company’s Common Stock on the date of the grant, March 1, 2013, by the Compensation Committee, $2.72 per share. The options were valued at $1.78 per share using the Black-Scholes option-pricing model.  Each of the option awards granted has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the effective date of grant, March 1, 2013.

(2)  The restricted stock awards granted by the Company to its executive officers vest 100% on the second anniversary of the date of grant, March 1, 2013, and were valued using the closing trading price of the Company’s Common Stock on the date of grant, March 1, 2013, by the Compensation Committee, $2.72 per share.

Compensation Policies

Effect of Accounting and Tax Treatment.  Under the provisions of FASB ASC Topic 718, “Stock Compensation”, stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense over the employee’s or non-employee’s service period, which is generally the vesting period of the equity grant.  Because the Company offers incentive stock options, non-qualified stock options and restricted stock grants, the deductibility of a compensation award by the Company may not always occur at the time the award is otherwise taxable to the employee.

Under Section 162(m) of the Tax Code, compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated officers generally cannot be deducted.  The Compensation Committee has determined the Company’s compensation practices and policies are not currently affected by this limitation.

Timing Issues.  With the exception of significant promotions and new hires, we intend to review base salary, bonus and equity compensation awards annually following the availability of the financial and Company performance results for the prior year.  This timing enables us to consider prior year performance by the Company and the potential recipients and our expectations for the current year.  Grants to newly hired employees are effective on the latter of the employee’s first day of employment or upon approval of the grant by the Board of Directors.  The exercise price of stock options is based upon the grant date fair market value, which is the market price of our Common Stock on the date of grant.

Stock Ownership Guidelines.  The Board had not adopted specific stock ownership guidelines for executive officers or non-employee directors prior to 2013.  In February 2013, the Board adopted stock ownership guidelines for certain executive officers and non-employee directors.  We believe that our stock ownership guidelines reinforce the alignment of the interests and actions of our executive officers and non-employee directors with the interests of our shareholders.

The stock ownership guidelines recommend each covered executive officer to achieve ownership of a number of qualifying shares with a market value equal to a multiple of the executive officer’s annual base salary (in effect upon the later of December 31, 2012 or the date he or she first becomes an executive officer), and each non-employee director to achieve ownership of a number of qualifying shares with a market value equal to a multiple of the director’s annual cash retainer  (in effect upon the later of December 31, 2012 or the date he or she first becomes a director), as follows:

Position	Multiple
Chief Executive Officer	5.0X annual base salary
Chief Operating Officer	3.0X annual base salary
Chief Financial Officer	3.0X annual base salary
Chief Legal, Administrative & Commercial Officer	3.0X annual base salary
Non-Employee Director	3.0X annual cash retainer

For purposes of these guidelines, qualifying shares include: (i) shares purchased in the open market, (ii) shares obtained through stock option exercises or share of restricted stock vested or unvested, or pursuant to any stock purchase plan offered by the Company, and (iii) shares beneficially owned in a partnership or in a trust or by a spouse and/or minor children.  A covered executive officer is recommended to achieve the stock ownership under the guidelines within the later of five years after adoption of the guidelines, or five years after first becoming a covered executive officer.

Individuals not meeting these guidelines, or in unique circumstances, who fail to show sustained progress toward meeting the ownership requirement, will be required to retain all stock obtained through the vesting or exercise of equity grants until the ownership requirement is met.  In addition, such individual may be subject to a reduction in future long term incentive equity grants and/or payment of future annual and/or long term cash incentive payouts in the form of stock.

Given that the aim of the stock ownership guidelines is to ensure the covered executive officers non-employee directors have a direct financial stake in the Company, the guidelines prohibit covered executive officers and non-employee directors from implementing hedging strategies or transactions using puts, calls or other types of derivatives, including margining of securities based upon the value of Company common stock, applied to qualifying shares constituting the individual’s recommended share level under the guidelines.

In addition, under the terms of the 2007 LTIP, in any given year, no individual may receive incentives covering more than 20% of the aggregate number of shares which may be issued pursuant to the 2007 LTIP.  Except as may otherwise be permitted by the Tax Code, the amount of options granted to an individual during one calendar year that may qualify as incentive stock options is limited, such that at the time the incentive options are granted, the fair market value (based on the closing sale price for a share of Common Stock on the established stock exchange on which the stock is listed on the applicable date, and if shares are not traded on such day, on the next preceding trading date) of the stock covered by incentive options first exercisable by such individual in any calendar year may not, in the aggregate, exceed $100,000.  Any options granted over such amount will be treated as non-qualified stock options for tax purposes.  The maximum performance-based incentive payment to any one individual during one performance period is 20% of the aggregate number of shares that may be issued pursuant to the 2007 LTIP, or if paid in cash, that number of shares multiplied by the fair market value of the stock as of the date the incentive is granted.

Basis for Allocation between LTIP Incentives.  Our 2007 LTIP expressly provides for incentives to be granted to 2007 LTIP participants in the form of any one or a combination of (a) incentive options (or other statutory stock options); (b) non-statutory stock options; (c) stock appreciation rights; (d) restricted stock grants; (e) performance shares; (f) stock grants; and (g) other stock-based incentives.  Given the change in the accounting treatment for stock options changed as a result of FASB ASC Topic 718, we have concluded that granting shares of restricted stock to employees, particularly our executive officers, would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution.

Exercise of Discretion.  Pursuant to the 2007 LTIP, the Compensation Committee retains discretion in limited circumstances in connection with the payment of performance based compensation in cases where the defined performance goals have not been met.  The Compensation Committee also retains discretion to accelerate the vesting of unvested incentives upon an individual’s termination of employment with the Company.

Adjustment or Recovery of Awards upon Restatement of Company Performance.  The Company does not have a formal policy with respect to whether executive officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.  Under the 2007 LTIP, however, in determining the actual size of performance-based incentives, the Compensation Committee may reduce or eliminate the amount of the performance-based incentives earned over the relevant period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

2011 “Say on Pay” Shareholder Advisory Vote

In 2011, the Company held its first shareholder advisory vote on the compensation paid to our named executive officers in 2010 and the compensation decisions made for 2011, which resulted in 98.9% of votes cast approving such compensation.  The Compensation Committee considered many factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives and review of data of our peer group, each of which is evaluated in the context of the Compensation Committee’s duty to act as the directors determine to be in shareholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding the named executive officer’s compensation, the Compensation Committee did not make any material changes to our executive compensation program and policies as a result of the 2011 “say on pay” advisory vote. Given the support shareholders expressed in 2011 for the Company’s executive compensation programs, the Compensation Committee elected not make any adjustments to 2011 compensation determinations made in March 2011 and to generally apply the same principles, except as noted above on bonuses for 2011, in determining the types and amounts of compensation to be paid to our named executive officers in 2012.  As recommended by our Board, shareholders expressed their preference for a three year advisory vote on executive compensation.  In light of the results on the 2011 advisory vote on the frequency of future advisory votes on compensation of our named executive officers, and consistent with the Board’s recommendation, the Board has determined that the Company will hold a say-on-pay advisory vote every three years until the next shareholder vote regarding the frequency of the say-on-pay vote, or the Board otherwise determines that a different frequency for such advisory vote is in the best interest of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management.  Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

Stephen C. Beasley — Chairman of the Compensation Committee	Stephen R. Brand
Dennis G. Strauch*	Jerelyn Eagan

*Mr. Beasley was appointed to the Compensation Committee and as Chairman of Compensation Committee, and Mr. Strauch rotated off of the Compensation Committee, in May 2012.

Summary Compensation Table

The following table sets forth the compensation for services in all capacities to the Company for the fiscal year ended December 31, 2012 of the Company’s “named executive officers.”  The “named executive officers” include our principal executive officer, principal financial officer, and the two most highly compensated persons serving as executive officers at the end of fiscal year 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(4) (5)	Option Awards(4) (5)	All Other Compensation (6)	Total

Manuel Pablo Zúñiga-Pflücker	2012	$436,500	$316,800	$315,000	$320,100	$22,300	$1,410,700
President, Chief Executive Officer and Director	2011	396,000	230,000	143,900	278,300	20,800	1,069,000
	2010	378,000	256,000	436,900	213,100	17,400	1,301,400

Richard Spies (1)	2012	346,300	125,000	591,700	316,800	18,200	1,398,000
Chief Operating Officer	2011	260,000	60,100	346,200	75,800	14,300	756,400
	2010	112,300	—	165,000	80,400	6,200	363,900

Richard S. Menniti (2)	2012	266,300	150,200	484,500	207,900	15,400	1,124,300
Chief Financial Officer	2011	208,800	15,800	67,700	130,900	11,700	434,900

J. Durkin Ledgard (3)	2012	262,500	163,500	469,700	192,700	13,900	1,102,300
Chief Legal, Administrative & Commercial Officer	2011	240,000	122,400	503,000	141,600	13,300	1,020,300

(1)	Mr. Spies was appointed Chief Operating Officer of the Company effective July 27, 2010.

(2)	Mr. Menniti was appointed interim Chief Financial Officer effective July 1, 2011, and Chief Financial Officer effective August 16, 2011.

(3)	Mr. Ledgard was appointed Chief Legal, Administrative and Commercial Officer effective February 3, 2011.

(4)	All stock awards and options reported under these columns were issued under the 2007 LTIP.

(5)
The amounts reflect the aggregate grant date fair value of the awards granted in 2012, 2011, and 2010, respectively, calculated in accordance with FASB ASC Topic 718, “Stock Compensation”.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the years ended December 31, 2012, 2011, and 2010, respectively, filed with the SEC.

(6)	The amounts for 2012 include:

(a)	Club membership dues for 2012, on behalf of Mr. Zúñiga-Pflücker — $500; Mr. Spies — $900; Mr. Menniti — $2,100; and Mr. Ledgard — $800.

(b)
The Company’s matching contributions for 2012 under the Company’s 401(k) and Retirement Savings Plan, a defined contribution plan, on behalf of Mr. Zúñiga-Pflücker — $21,800; Mr. Spies — $17,300; Mr. Menniti — $13,300; and Mr. Ledgard  — $13,100.

2012 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in 2012 under our plans.

	Grant	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Under- lying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target	Maximum	Units(1)	Options(2)	Awards(3)	Awards (4)
Manuel Pablo Zúñiga-Pflücker	4/4/2012	$—	$—	$—	—	128,049	$4.00	$320,100
	4/4/2012	—	—	—	78,750	—	—	315,000

Richard Spies	4/4/2012	—	—	—	—	126,715	4.00	316,800
	4/4/2012	—	—	—	77,930	—	—	311,700
	10/12/2012	—	—	—	100,000	—	—	280,000

Richard S. Menniti	4/4/2012	—	—	—	—	83,143	4.00	207,900
	4/4/2012	—	—	—	51,133	—	—	204,500
	10/12/2012	—	—	—	100,000	—	—	280,000

J. Durkin Ledgard	4/4/2012	—	—	—	—	77,096	4.00	192,700
	4/4/2012	—	—	—	47,414	—	—	189,700
	10/12/2012	—	—	—	100,000	—	—	280,000

(1)
The April 4, 2012 stock awards granted to the named executive officers for 2012 vest at the second anniversary following the grant date.  The October 12, 2012 stock awards granted to the named executive officers for 2012 vest at the third anniversary following the grant date. All stock awards values are based on the closing market price on the date of Board approval of the grant.

(2)	All stock option awards granted to the named individuals for 2012 vest in equal annual installments over three years following the grant date.

(3)	The exercise price is the closing price of the Company’s Common Stock on the date of Board approval of the grant.

(4)
The fair value of BPZ’s stock options is computed using the Black-Scholes valuation model.  The fair value of BPZ’s stock awards is calculated in accordance with FASB ASC Topic 718, “Stock Compensation” and is, in part, based on the market price of BPZ Common Stock on the date of the Board approval of the grant. The grant date fair value of the stock options granted on April 4, 2012 was $2.50 per share.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)(1)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Manuel Pablo Zúñiga- Pflücker	500,000	—	—	11.88	12/20/2017	(3)	22,411	70,600	(13)	—	—
	50,000	—	—	25.53	6/20/2018	(4)	78,750	248,100	(14)	—	—
	114,750	—	—	5.27	7/1/2019	(5)	—	—		—	—
	88,800	44,400	—	4.80	7/1/2020	(6)	—	—		—	—
	22,411	44,822	—	6.42	3/1/2021	(7)	—	—		—	—
	—	128,049	—	4.00	4/1/2022	(8)	—	—		—	—

Richard Spies	40,000	20,000	—	4.02	8/12/2020	(9)	6,103	19,200	(13)	—	—
	6,103	12,207	—	6.42	3/1/2021	(7)	50,000	157,500	(15)	—	—
	—	126,715	—	4.00	4/1/2022	(8)	77,930	245,500	(14)	—	—
	—	—	—	—	—		100,000	315,000	(17)	—	—

Richard S. Menniti	16,666	8,334	—	4.20	9/16/2020	(10)	1,069	3,400	(13)	—	—
	1,068	2,138	—	6.42	3/1/2021	(7)	20,000	63,000	(16)	—	—
	20,000	40,000	—	3.04	8/25/2021	(11)	51,133	161,100	(14)	—	—
	—	83,143	—	4.00	4/1/2022	(8)	100,000	315,000	(17)	—	—

J. Durkin Ledgard	75,000	—		10.39	10/18/2017	(12)	11,398	35,900	(13)	—	—
	15,000	—	—	25.53	6/20/2018	(4)	70,000	220,500	(15)	—	—
	39,350	—	—	5.27	7/1/2019	(5)	47,414	149,400	(14)	—	—
	32,220	16,110	—	4.80	7/1/2020	(6)	100,000	315,000	(17)	—	—
	11,398	22,797	—	6.42	3/1/2021	(7)	—	—		—	—
	—	77,096	—	4.00	4/1/2022	(8)	—	—		—	—

(1)	Option exercise price is the closing price of BPZ Common Stock on the date of Board approval of the grant.

(2)	The market or payout value is computed using the closing price of $3.15 of BPZ Common Stock at December 31, 2012.

(3)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, January 1, 2008.

(4)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2008.

(5)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2009.

(6)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2010.

(7)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, March 1, 2011.

(8)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, April 1, 2012.

(9)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, August 12, 2010.

(10)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, September 16, 2011.

(11)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, August 25, 2011.

(12)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant,October 18, 2008.

(13)	Restricted stock award vests on the second anniversary of the effective date of grant, March 1, 2011.

(14)	Restricted stock award vests on the second anniversary of the effective date of grant, April 1, 2012.

(15)	Restricted stock award vests on the second anniversary of the effective date of grant, March 14, 2011.

(16)	Restricted stock award vests on the second anniversary of the effective date of grant, August 25, 2011.

(17)	Restricted stock award vests on the third anniversary of the effective date of grant, October 12, 2012.

Option Exercises and Stock Vested

The following table sets forth information regarding exercise of stock options and vesting of restricted stock for each of the named executive officers during 2012.  There were no exercises of stock options by our named executive officers in 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Manuel Pablo Zúñiga-Pflücker (1)	44,400	$112,300

Richard Spies (2)	20,000	46,200

Richard S. Menniti (3)	12,500	38,600

J. Durkin Ledgard (1)	16,100	40,700

(1)
Represents the vesting of restricted shares whose Board approval was on June 25, 2010 with an effective grant date of July 1, 2010.  The restricted stock awards vested on July 1, 2012, the second anniversary from the date of grant.

(2)
Represents the vesting of restricted shares whose Board approval was on August 12, 2010 with an effective grant date of August 12, 2010.  The restricted stock awards vested on August 12, 2012, the second anniversary from the date of grant.

(3)
Represents the vesting of restricted shares whose Board approval was on September 16, 2010 with an effective grant date of September 16, 2010.  The restricted stock awards vested on September 16, 2012, the second anniversary from the date of grant.

Employment Agreements, Termination of Employment and Change in Control Arrangements

We have severance agreements in place with our current executive officers.  The severance agreements are in place through October 2014 and are automatically extended for one year periods unless written notice is received in accordance with the terms of the severance agreements. The severance agreements provide for certain payments and benefits upon termination of employment as follows:

Termination for any reason:

If the executive officer is terminated for any reason, other than described below, the executive offer is entitled to receive: (1) their unpaid base salary and unpaid accrued vacation through the date of termination; (2) any vested, but not forfeited amounts or benefits earned under the Company’s employee benefits programs, policies or award agreements; and (3) continued coverage under certain insurance policies.

Death or disability

If the executive officer is terminated due to death or disability, the executive offer is entitled to receive the benefits mentioned above and their annual bonus or incentive compensation prorated through the termination date.

Involuntary termination without cause or voluntary resignation with good cause

If the Company’s Chief Executive Officer is terminated due to involuntary termination without cause or voluntary resignation by the executive for good cause, he is entitled to receive the benefits mentioned above and: (1) his base salary will continue twenty-four months during the severance period, and will be paid in equal installments in accordance with the Company’s normal payroll practices; (2) an amount equal to an average of the annual bonuses paid for the two calendar years preceding the year of termination of employment, multiplied by 2.0, payable in a single lump sum payment within 90 days following termination; and (3) career transition services for 6 months.

If the Company’s other executive officers are terminated due to involuntary termination without cause or voluntary resignation by the executive for good cause, they are entitled to receive the benefits mentioned above and: (1) their base salary will continue eighteen months during the severance period, and will be paid in equal installments in accordance with the Company’s normal payroll practices; (2) an amount equal to an average of the annual bonuses paid for the two calendar years preceding the year of termination of employment, multiplied by 1.5, payable in a single lump sum payment within 90 days following termination; and (3) career transition services for 6 months.

Certain Breaches

Under the terms of the severance agreements, each of the executive officers agree to (i) hold confidential information of the Company confidential during the term of the agreement and thereafter, unless authorized by the Company in writing, (ii) not to remove any property of the Company without the prior written consent of the Chief Legal, Administrative & Commercial Officer, (iii) a non-compete provision during the term of the agreement and for twelve months thereafter with respect to persons or entities in competition with the Company in the oil and gas exploration and production industry in Peru, (iv) not to solicit or assist any third party to solicit certain employees and independent contractors of the Company during the term of the agreement and for twelve months thereafter, and (iv) not to disparage the Company, its affiliates, and their respective officers and directors during the executive’s service period and thereafter.  If an executive breaches or threatens to breach any of these agreements, the executive’s participation in any accrued benefits under the Company’s benefit plans may be discontinued or forfeited, in addition to any other rights or remedies the Company may have, including specific enforcement.  In addition, if an executive is found in a court of law or arbitration to have violated these obligations, any gains or future gains otherwise due to the executive will be forfeited to the Company and the executive will make the Company whole with respect to any losses.

Change of Control

Under the Company’s 2007 LTIP, in the event of a change of control of the Company (as defined in that plan), all outstanding options, stock appreciation rights and restricted stock become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each award.  The plan defines a “change of control” to generally include:  (i) any merger or consolidation whereby the outstanding stock of the Company prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (ii) an acquisition of beneficial ownership by a person if, after the acquisition, the person beneficially owns 51% or more of the outstanding stock of the Company or the voting power of the Company (this does not include any acquisition directly from or by the Company, through an employee benefit plan sponsored by the Company, or that results in beneficial owners of outstanding Company stock prior to the acquisition by another corporation beneficially owning more than 50% of the then-outstanding shares of the corporation in the same proportion as their previous ownership of Company stock); (iii) any sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation of the Company.  In addition, in the event of a change of control, all performance shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Compensation Committee, to which the performance goals for the performance period then in progress have been made, up through the date of the change in control or based on 100% of the value on the date of grant of the performance shares or other performance-based award, if such amount is higher.

Under the 2007 LTIP, upon the termination of an executive officer by the Company without cause (as that term is defined in the Plan), regardless of whether the reason for the termination is voluntary, involuntary, due to retirement, extended absence caused by disability or death, (i) all unvested options, stock appreciation rights and restricted stock of the executive officer shall lapse, become automatically cancelled or terminated and be immediately returned to the Company; and (ii) any vested but unexercised options or stock appreciation rights shall expire upon the  the expiration of such option or stock appreciation right.  The Compensation Committee may provide otherwise in an award agreement, or exercise its discretion to accelerate the vesting of awards due to a termination.

Potential Payments

The following table sets forth the potential payments that our named executive officers would receive upon termination under severance agreements or a change in control of the Company under the 2007 LTIP.  The amounts appearing in the table below assume that the triggering event occurred as of December 31, 2012.

	Salary	Bonus	Accelerated Options Vesting (1) (4)	Accelerated Stock Vesting (2) (4)	All Other Compensation (3)	Total
Name	($)	($)	($)	($)	($)	($)
			-
Termination for any reason

Manuel Pablo Zúñiga-Pflücker	$-	$-	$-	$-	$-	$-
Richard Spies	-	-	-	-	-	-
Richard S. Menniti	-	-	-	-	-	-
J. Durkin Ledgard	-	-	-	-	-	-

Death or disability

Manuel Pablo Zúñiga-Pflücker	$-	$317,000	$-	$318,700	$-	$635,700
Richard Spies	-	240,000	-	737,200	-	977,200
Richard S. Menniti	-	165,000	-	542,400	-	707,400
J. Durkin Ledgard	-	162,000	-	720,800	-	882,800

Change in control, involuntary termination without cause or voluntary resignation with good cause

Manuel Pablo Zúñiga-Pflücker	$900,000	$546,800	$-	$318,700	$30,000	$1,795,500
Richard Spies	562,500	138,800	-	737,200	30,000	1,468,500
Richard S. Menniti	412,500	124,500	-	542,400	30,000	1,109,400
J. Durkin Ledgard	405,000	214,500	-	720,800	30,000	1,370,300

(1)
Based upon the closing price per share of the Company’s Common Stock on the NYSE on December 31, 2012 of $3.15, the acceleration of vesting of options triggered by the events above would not impact the Company.

(2)
Based upon the closing price per share of the Company’s Common Stock on the NYSE on December 31, 2012 of $3.15 multiplied by the number of shares of restricted stock that would vest upon occurrence of items mentioned in the table on December 31, 2012.

(3)	The amounts included are estimates for career consulting services for 6 months.

(4)	The vesting of these awards are subject to the provisions contained within the respective stock option and restricted stock award agreement issued under the provision of the Company’s 2007 LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2013, except as otherwise set forth below, concerning the beneficial ownership of the Company’s Common Stock by each person who beneficially owns more than five percent (5%) of the Common Stock, its affiliates, and by each of the Company’s executive officers and directors, and by all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Beneficial Ownership (2)

Manuel Pablo Zúñiga-Pflücker (3)	5,700,482	4.8%
Richard Spies (4)	250,547	0.2%
Richard S. Menniti (5)	78,836	0.1%
J. Durkin Ledgard (6)	309,458	0.3%
Dennis G. Strauch (7)	708,740	0.6%
John J. Lendrum, III (8)	708,740	0.6%
Stephen C. Beasley (9)	218,835	0.2%
James B. Taylor (10)	163,205	0.1%
Stephen R. Brand	--	0.0%
Jerelyn Eagan	--	0.0%
All directors and executive officers as a group (ten persons)	8,138,843	6.9%

Fidelity Management and Reasearch LLC (11) 82 Devonshire Street Boston, MA 02109	13,921,397	11.7%

International Finance Corporation (12) 2121 Pennsylvania Avenue, N.W. Washington, DC 20433	11,253,295	9.5%

Capital Research Global Investors (13) 333 South Hope Street Los Angeles, California 90071	7,900,353	6.7%

Blackrock, Inc. (14) 40 East 52nd Street New York, NY 10022	7,137,991	6.0%

Wellington Management Company, LLP (15) 280 Congress Street Boston, MA 02210	6,158,641	5.2%

The Vanguard Group (16) 100 Vanguard Blvd. Malvern, PA 19355	5,874,538	5.0%

(1)	Except as indicated herein, the business address for each beneficial owner is 580 Westlake Park Blvd, Suite 525, Houston, Texas 77079.

(2)	The calculations of percentage beneficial ownership are based on 117,806,380 shares issued as of March 31, 2013, plus any potentially dilutive securities for each person or group.

(3)	The shares reflected above include vested options to purchase 798,372 shares of Common Stock and options to purchase 42,683 shares of Common Stock that will vest within 60 days.

(4)	The shares reflected above include vested options to purchase 52,206 shares of Common Stock and options to purchase 42,238 shares of Common Stock that will vest within 60 days.

(5)	The shares reflected above also include vested options to purchase 38,803 shares of Common Stock and options to purchase 27,714 shares of Common Stock that will vest within 60 days.

(6)	The shares reflected above include options to purchase 184,366 shares of Common Stock and options to purchase 25,699 shares of Common Stock that will vest within 60 days.

(7)	The shares reflected above include vested options to purchase 287,000 shares of Common Stock, and options to purchase 8,740 shares of Common Stock that will vest within 60 days.

(8)	The shares reflected above include vested options to purchase 575,000 shares of Common Stock, and options to purchase 8,740 shares of Common Stock that will vest within 60 days.

(9)	The shares reflected above include options to purchase 75,000 shares of Common Stock, and options to purchase 8,740 shares of Common Stock that will vest within 60 days.

(10)	The shares reflected above include options to purchase 100,000 shares of Common Stock, and options to purchase 13,110 shares of Common Stock that will vest within 60 days.

(11)
All information in the table with respect to Fidelity Management and Research LLC is based on the Schedule 13G/A filed by Fidelity Management and Research LLC with the SEC on February 14, 2013.  Based upon the Schedule 13G/A, Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds, Pyramis Glabal Advisors, LLC and Pyramis Global Advisors Trust Company, each has sole power to dispose of the 13,566,476 shares, 116,500 shares, and 238,421 shares, respectively.

(12)
All information in the table with respect to International Finance Corporation (“IFC”) is based on the Schedule 13G/A filed by IFC with the SEC on February 4, 2010 and information provided to the Company by IFC. Based upon information provided to the Company by IFC, Luc Dejonckheere - Manager of IFC's Infrastructure and Natural Resources Portfolio in Latin America, has voting power and investment power over the shares of Common Stock

(13)	All information in the table with respect to Capital Research Global Investors is based on the Schedule 13G/A filed with the SEC on February 12, 2013.

(14)	All information in the table with respect to BlackRock, Inc is based on the Schedule 13G/A filed with the SEC on February 6, 2013.

(15)	All information in the table with respect to Wellington Management Company, Inc. is based on the Schedule 13G filed with the SEC on February 14, 2013.

(16)	All information in the table with respect to The Vanguard Group is based on the Schedule 13G filed with the SEC on February 13, 2013.

Rule 13d-3 under the Securities Exchange Act of 1934, provides for the determination of beneficial owners of securities.  That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities.  Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security.  Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person.  Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.  Included in this table are (1) all vested derivative securities, (2) restricted stock that will vest within sixty days of April 1, 2013, and (3) those stock options that will vest and have exercise prices which it is reasonable to believe could be “in the money” within sixty days of April 1, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any director or executive officer or any security holder of record who is known to the Company to beneficially own more than 5% of the Company’s Common Stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

As provided in the charter of the Company’s Audit Committee, it is the Company’s policy that it will not enter into any transactions required to be disclosed under Item 404 of the SEC’s Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

In addition, pursuant to the Company’s Code of Ethical Conduct and Business Practices, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with the Company without approval.  Employees, officers and directors are required to provide written disclosure to the Chief Executive Officer as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has approved and is recommending to holders of shares of the Company’s Common Stock a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2013.

Representatives from BDO USA, LLP are expected to attend the Annual Meeting.  Additionally, they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The vote required to approve the proposal to ratify the selection of BDO USA, LLP as the Company’s independent public accountants is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.  Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

Principal Accountant Fees and Services

The following table lists the aggregate fees and costs billed by BDO USA, LLP for 2012 and 2011 services identified below:

	Amount Billed
	2012		2011

Audit Fees	$521,300	(1)	$558,300	(3)
Audit-Related Fees	—		—
Tax Fees	59,000	(2)	—
All Other Fees	—		—
Total	$580,300		$558,300

(1)	Included in this amount are approximately $478,500 of audit related fees billed by BDO USA, LLP, of which $42,800 pertain to out of pocket expenses.

(2)	Included in this amount are approximately $57,800 of tax related fees billed by BDO USA, LLP, of which $1,200 pertain to out of pocket expenses.

(3)
Included in this amount are approximately $541,700 of audit related fees billed by BDO USA, LLP, of which $57,300 pertain to out of pocket expenses. The remaining amount of $16,600 includes fees by Johnson Miller & Co., CPA’s PC for services in connection with its review of our of our S-3 and S-8 registration statements.

The Board of Director’s policy is to prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2012 with the Company’s independent auditors and with members of management.

Management is responsible for the Company’s internal controls and the financial reporting process.  The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with the Company’s management and its independent auditor, BDO USA, LLP.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted U.S. accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and BDO USA, LLP.  The Audit Committee discussed with BDO USA, LLP matters required to be discussed by Statements on Auditing Standards No. 61, as amended (Communication with Audit Committees).

BDO USA, LLP also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.   The Audit Committee discussed the firm’s independence with BDO USA, LLP.

Based on and in reliance upon the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the Audit Committee of the Board of Directors.

John J. Lendrum, III — Chairman of the Audit Committee	Jerelyn Eagan
Stephen C. Beasley

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

Under the rules of the SEC, if you want the Company to consider including a proposal in next year’s proxy statement, you must submit the proposal in writing to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary, no later than 5:00 pm Central Standard Time on Sunday, December 25, 2013.

Under our bylaws, and as permitted by the rules of the SEC and Texas state law, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.  These procedures provide that nomination for directors or for other business to be properly brought before an Annual Meeting by a shareholder notice must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices.  We must receive the notice of your intention to introduce a nomination or other item of business at our 2013 Annual Meeting of Shareholders no later than the close of business on the ninetieth day, nor earlier than the one hundred twentieth day, prior to the first anniversary of the preceding year’s annual meeting.  We must therefore receive your notice no sooner than February 7, 2014 and no later than 5:00 pm Central Standard Time on Sunday, March 9, 2014.

Notice of a proposed director nomination must include the following information:

•	name;
•	age;
•	business, mailing or residence address;
•	principal occupations and employment during the past five years;
•	the additional information that would be required to be disclosed under the rules of the SEC in a proxy statement soliciting proxies for election of directors in an election contest; and
•	a written consent of such nominee to be named in the proxy statement as a nominee and to serve as a director if elected.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the meeting, the reason for conducting such business at the meeting; and
•	any material interest of the shareholder, and any beneficial owner on whose behalf the proposal is made in such business.

In addition, as to any shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice must include:

•	the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and
•	the class or series and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

OTHER MATTERS

Neither we nor any of the persons named as proxies know of any matters other than those described above to be voted on at the Annual Meeting.  However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment on these matters, subject to the discretion of the Board of Directors.

A copy of our Annual Report to Shareholders for the year ended December 31, 2012, accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

Shareholders may obtain additional copies of our current Annual Report on Form 10-K without charge by writing to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.  Our Annual Report on Form 10-K and other filings with the SEC may also be accessed through our website at www.bpzenergy.com or the SEC’s website at www.sec.gov.

By order of the Board of Directors,

/s/ James B. Taylor
James B. Taylor
Chairman of the Board

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE__________ SACKPACK__________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on June 7, 2013.

Vote by Internet

- Go to **www.envisionreports.com/BPZ**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

Nominee	For	Withhold
01 - Manuel Pablo Zúñiga-Pflücker	☐	☐
02 - John J. Lendrum, III	☐	☐
03 - Stephen R. Brand	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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2013 Annual Meeting Admission Ticket

2013 Annual Meeting of
BPZ Resources, Inc. Shareholders

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.envisionreports.com/BPZ.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BPZ RESOURCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 7, 2013

The undersigned hereby appoints James B. Taylor and Manuel Pablo Zúñiga Pflücker, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to vote, as designated on the reverse side, all shares of Common Stock of BPZ Resources, Inc. held of record by the undersigned on April 15, 2013 at the Annual Meeting of Shareholders of BPZ Resources, Inc. on June 7, 2013, and any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE CLASS III DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND FOR PROPOSAL 2. THE PROXIES NAMED HEREIN ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side